[Letterhead of PricewaterhouseCoopers LLP]




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 2001 relating to the financial statements and financial statement schedule of Adolph Coors Company which appears in Adolph Coors Company's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP

Denver, Colorado
April 25, 2001